UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MicroStrategy Incorporated

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MicroStrategy Incorporated

2020 PROXY STATEMENT

MicroStrategy

LETTER FROM OUR CHAIRMAN, PRESIDENT & CEO April 16, 2020

Dear Fellow Stockholder:

On behalf of the Board of Directors and our entire company, I invite you to attend MicroStrategy’s Annual Meeting of Stockholders on Wednesday, May 27, 2020 at 10:00 a.m., Eastern Daylight Time. For the health and well-being of meeting attendees, in light of COVID-19, this year’s meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2020. This means there will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

As the world grapples with the challenges presented by the COVID-19 pandemic, we are buoyed by the strength of our long history in the business intelligence industry, the quality of our products and services, and the deep talent of our team. We have entered our fourth decade with a robust product portfolio and strong global team. MicroStrategy is the largest, independent publicly-traded business intelligence company in the world, and we continue to drive our vision of Intelligence Everywhere™.

Earlier this year, we released MicroStrategy 2020™, our most powerful analytics platform yet. We believe MicroStrategy 2020 is everything an Intelligent Enterprise™ needs to build high-performance, governed, and secure applications that can extend to other tools and systems across the enterprise and scale without compromise. Our customers are enthusiastic about using our open, modern, and enterprise-grade platform to deliver significantly greater business value and productivity across their user communities, applications, and organizations. And, they appreciate that our highly differentiated MicroStrategy platform has full feature parity, whether it’s run on their own infrastructure or in the cloud.

We are particularly excited about HyperIntelligence® and the advantages of deploying our platform via the MicroStrategy Cloud™ Environment. HyperIntelligence is the most innovative offering we’ve launched in years. It is energizing existing customer relationships and expanding our value proposition throughout the marketplace. In addition, using MicroStrategy Cloud Environment, customers can lower total cost of ownership, get faster upgrades, and have greater flexibility to increase adoption throughout their organization.

Looking ahead, we will continue to focus on our key priorities, which include driving greater MicroStrategy Cloud Environment adoption, enhancing functionality for HyperIntelligence, and encouraging our customers to upgrade to MicroStrategy 2020. Our Board of Directors plays an integral role in our efforts to drive sustainable growth and create value for our stockholders, providing independent oversight of our business strategy, leadership, operations, and risk management in the dynamic environment in which we operate. This high level of director engagement and strong corporate governance provide a solid foundation for our success and maintaining the trust of our stockholders.

We believe we have the people, products, and pipeline in place to deliver greater value to our customers and improve financial results for our stockholders. We thank you for your ongoing confidence in MicroStrategy, and we look forward to seeing you at the Annual Meeting.

The accompanying Notice of Annual Meeting and Proxy Statement contain information about the proposals that will be presented at the Annual Meeting and on which you are asked to vote. Whether or not you plan to attend the meeting online, it is important that your shares be represented and voted at the meeting. I encourage you to read the materials carefully and vote promptly.

Very truly yours,

Michael J. Saylor

Chairman of the Board, President & Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 27, 2020

Time:	10:00 a.m., Eastern Daylight Time (“EDT”)

Place:	Exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2020

Record Date:	March 31, 2020. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to attend and vote at, the Annual Meeting.

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting at our principal offices, located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, for a period of at least ten (10) days prior to the Annual Meeting. To inspect the stockholder list before the Annual Meeting, contact our Investor Relations department at ir@microstrategy.com to schedule an appointment. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2020.

Proxy Voting:

Your vote is important. Please vote your shares as soon as possible over the telephone, on the Internet, or by mail by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote as to the matters of business set forth below.

Matters of Business:

1.	elect five (5) directors for the next year;

2.	approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (say-on-pay);

3.	ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

W. Ming Shao

Senior Executive Vice President, General Counsel and Secretary

Tysons Corner, Virginia

April 16, 2020

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS	1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 27, 2020	1

Stockholders Entitled to Vote	1

Votes Required	1

Attending the Annual Meeting	2

How to Submit Questions	2

How to Vote	2

List of Registered Stockholders	3

The Effect of Not Casting Your Vote	3

Changing Your Vote and Revoking Your Proxy	3

Costs of Solicitation	3

Householding of Proxy Materials	4

Stockholder Proposals	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
EXECUTIVE OFFICERS OF THE COMPANY	7
PROPOSAL 1—ELECTION OF DIRECTORS	8

Nominees	8
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES	11

Related Person Transaction Policy and Related Person Transactions	11

Board of Directors	12

Controlled Company	12

Audit Committee	13

Compensation Committee	13

Board Leadership Structure	13

Oversight of Risk	14

Director Candidates	14

Directors’ Attendance at Annual Meeting of Stockholders	14

Communicating with the Board of Directors	14

Section 16(a) Beneficial Ownership Reporting Compliance	15

Code of Ethics	15
EXECUTIVE AND DIRECTOR COMPENSATION	16
Compensation Discussion and Analysis	16

Overview	16

General Philosophy and Compensation Objectives: Performance, Alignment, and Retention	16

Implementing Our Objectives	17

Role of the Compensation Committee and CEO	17

Determining Compensation	17

Employment and Severance Agreements	18

Equity Ownership Guidelines	18

Prohibition on Hedging Transactions	18

Elements Used to Achieve 2019 Compensation Objectives	18

Base Salary	18

Cash Bonuses	19

MicroStrategy Stock Options	21

Perquisites and Other Personal Benefits	22

Change-in-control Agreement	24
Compensation Committee Report	24
Executive Officer Compensation	25

Summary Compensation Table	25

Grants of Plan-based Awards for 2019	26

Outstanding Equity Awards at 2019 Fiscal Year-end	27

Option Exercises in 2019	27

Potential Payments Upon Termination or Change in Control	27
Director Compensation	29
Equity Compensation Plan Information	31
CEO Pay Ratio	31
AUDIT COMMITTEE REPORT	32
PROPOSAL 2—APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)	33
PROPOSAL 3—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	34
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	35

Fees and Services	35

Audit Committee Pre-approval Policies and Procedures	35
OTHER MATTERS	36

MICROSTRATEGY | 2020 Proxy Statement	i

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MicroStrategy Incorporated (the “Company,” “MicroStrategy,” “we,” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2020 on Wednesday, May 27, 2020 at 10:00 a.m., EDT, and at any adjournment thereof. This proxy statement summarizes information needed to help you cast an informed vote at the Annual Meeting with respect to the proposals set forth in this proxy statement. We first made available this proxy statement, the Notice of Annual Meeting of Stockholders, and the proxy card on or about April 16, 2020 to all stockholders entitled to vote at the Annual Meeting. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 17, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 27, 2020

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of our proxy materials to all of our stockholders. Accordingly, we are sending a separate Notice of Internet Availability of Proxy Materials to our stockholders of record. All stockholders of record will have the ability to access the proxy materials and our annual report for the fiscal year ended December 31, 2019 (the “Annual Report”) on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and Annual Report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials.

Stockholders Entitled to Vote

If you owned our class A common stock, par value $0.001 per share (“Class A Stock”), or our class B common stock, par value $0.001 per share (“Class B Stock” and collectively with Class A Stock, the “Common Stock”), at the close of business on March 31, 2020 (the “record date”), you are entitled to vote at the Annual Meeting. On the record date, there were an aggregate of 7,728,917 shares of our Class A Stock and 2,035,184 shares of our Class B Stock outstanding and entitled to vote. Each share of Class A Stock entitles the record holder thereof to one (1) vote on each of the matters to be voted on at the Annual Meeting, and each share of Class B Stock entitles the record holder thereof to ten (10) votes on each of the matters to be voted on at the Annual Meeting.

Votes Required

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of Common Stock represented in person at the meeting.

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for (i) the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers (say-on-pay) (Proposal 2) and (ii) the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

All executed proxies will be voted in accordance with the stockholders’ instructions on the matters set forth in the accompanying Notice of Annual Meeting, and if no choice is specified, executed proxies will be voted in accordance with the Board’s recommendations on such matters as set forth in this proxy statement.

MICROSTRATEGY | 2020 Proxy Statement	1

Attending the Annual Meeting

After careful consideration, in light of on-going developments related to COVID-19, and taking into account related federal, state, and local guidance, we have determined to hold the Annual Meeting in virtual format only, with no physical in-person meeting. Stockholders of record as of the record date, or those that hold a valid proxy, may attend the Annual Meeting online at www.virtualshareholdermeeting.com/MSTR2020. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, financial institution, or other nominee, or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Submit Questions

Stockholders of record as of the record date may submit questions in advance of the Annual Meeting at www.proxyvote.com using the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Questions must be received by 5:00 p.m., EDT, on May 25, 2020. Questions will not be accepted during the Annual Meeting. We will try to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How to Vote

You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, on the Internet, or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (i) vote online during the Annual Meeting or (ii) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, on the Internet, or by mail as instructed below to help ensure your vote is counted. You may still attend the Annual Meeting and vote during the meeting even if you have already voted by proxy; only your last vote before the close of voting will be counted.

During the Meeting:	To vote online during the Annual Meeting, visit www.virtualshareholdermeeting.com/MSTR2020 and vote by Internet as instructed. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials.

Phone:	To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on May 26, 2020 to be counted.

Internet:	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., EDT, on May 26, 2020 to be counted.

Proxy Card:	To vote by mail, simply complete, sign, and date the proxy card and return it promptly in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To request a printed copy of the proxy card, follow the instructions found in the Notice of Internet Availability of Proxy Materials. If we receive your signed proxy card by May 26, 2020, the designated proxy holders will vote your shares as you direct.

2	MICROSTRATEGY | 2020 Proxy Statement

Beneficial Owner: Shares Registered in the Name of Broker, Financial Institution, or Other Nominee

If on March 31, 2020, the record date, your shares were held not in your name, but rather in an account at a brokerage firm, financial institution, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to help ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker, financial institution, or other nominee, if applicable. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, financial institution, or other nominee. You will need the 16-digit control number included in your proxy card or the instructions that accompanied your proxy materials. Follow the instructions from your broker, financial institution, or other nominee included with these proxy materials, or contact your broker, financial institution, or other nominee to request a proxy.

List of Registered Stockholders

A list of registered stockholders as of the close of business on the record date will be available for examination by any stockholder for any purpose germane to the Annual Meeting at our principal offices, located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, for a period of at least ten (10) days prior to the Annual Meeting. To inspect the stockholder list before the Annual Meeting, contact our Investor Relations department at ir@microstrategy.com to schedule an appointment. You will need the 16-digit control number included on your Notice of Annual Meeting of Stockholders, proxy card, or the instructions that accompanied your proxy materials. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/MSTR2020.

The Effect of Not Casting Your Vote

Stockholder of Record. If you do not cast your vote, no votes will be cast on your behalf on any of the matters of business at the Annual Meeting.

Beneficial Owner. Proposals 1 and 2 are “non-discretionary” items. If you abstain from voting on Proposals 1 and 2 and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will not be counted as votes in favor of such matter or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on Proposals 1 and 2. Proposal 3 is a “discretionary” item and your broker or nominee will be able to vote your shares with respect to Proposal 3, even if you have not given voting instructions to your broker or nominee.

Changing Your Vote and Revoking Your Proxy

Stockholder of Record. You may change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a new vote over the telephone, on the Internet, or by a properly completed proxy card with a later date, (ii) delivering a written revocation or a subsequently dated proxy card to MicroStrategy’s General Counsel at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, or (iii) voting online during the Annual Meeting.

Beneficial Owner. You may change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting new voting instructions to your broker or nominee by following the instructions they provided or (ii) if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting online and voting during the meeting using a valid legal proxy.

Costs of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

MICROSTRATEGY | 2020 Proxy Statement	3

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers, financial institutions, and other nominees with account holders who are our stockholders will be householding our proxy materials. Under this practice, a single copy of the Notice of Internet Availability of Proxy Materials or other annual meeting materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker, financial institution, or other nominee (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other annual meeting materials or if you currently receive multiple copies and would like to request householding of your communications, please notify us or your broker, financial institution, or other nominee. You can submit your written request to us at MicroStrategy Incorporated, located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, Attention: Investor Relations, or by calling 703-848-8600.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2021 Annual Meeting of Stockholders, including director nominations described below under the caption “Corporate Governance and the Board of Directors and its Committees—Director Candidates,” must be received by us at our principal offices, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182 by December 18, 2020 for inclusion in the proxy materials for the 2021 Annual Meeting of Stockholders. MicroStrategy suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the General Counsel of the Company.

If a stockholder wishes to present a proposal before the 2021 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the General Counsel of the Company at the address noted above. The General Counsel must receive such notice by March 3, 2021 and, if a stockholder fails to provide such timely notice of a proposal to be presented at the 2021 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

4	MICROSTRATEGY | 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 31, 2020, unless otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of any class of our Common Stock;

•	each director or nominee for director;

•	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K; and

•	all directors and current executive officers as a group.

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 7,728,917 shares of Class A Stock and 2,035,184 shares of Class B Stock outstanding as of March 31, 2020. Any shares of Class A Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after March 31, 2020 are deemed outstanding for the purpose of calculating such director’s or officer’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise indicated, the address of each beneficial owner named below is in care of MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182.

	Number of Shares Beneficially Owned(1)				Percentage of Total Economic Interest(1)	Percentage of Total Voting Power(1)
	Class A Stock		Class B Stock
Beneficial Owner	Shares	% of Class	Shares	% of Class
Named Executive Officers and Directors:
Michael J. Saylor(2)	400,000	4.9	2,011,668	98.8	23.7	72.0
Phong Q. Le(3)	110,000	1.4	—	—	1.1	*
Timothy E. Lang(4)	92,500	1.2	—	—	*	*
Lisa Mayr	—	—	—	—	—	—
W. Ming Shao(5)	35,105	*	—	—	*	*
Stephen X. Graham(6)	37,700	*	—	—	*	*
Jarrod M. Patten(7)	44,183	*	—	—	*	*
Leslie J. Rechan(8)	10,650	*	—	—	*	*
Carl J. Rickertsen(9)	52,500	*	—	—	*	*
5% Stockholders:
BlackRock, Inc.(10)	1,399,194	18.1	—	—	14.3	5.0
The Vanguard Group, Inc.(11)	897,258	11.6	—	—	9.2	3.2
Victory Capital Management Inc.(12)	422,238	5.5	—	—	4.3	1.5
All directors and current executive officers as a group (9 persons)(13)	782,638	9.2	2,011,668	98.8	26.5	72.4

*	Less than 1.0%.
(1)

The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. The percentage of total economic interest and the percentage of total voting power are each calculated by treating the shares of our Class A Stock and Class B Stock together as a single class. Shares of Class A Stock generally have the same rights, including rights to dividends, as shares of Class B Stock, except that shares of Class A Stock have one vote per share while shares of Class B Stock have ten votes per share. Each share of Class B Stock is convertible at any time, at the option of the holder, into one share of Class A Stock.

(2)

Mr. Saylor’s holdings of Common Stock consist of (i) an option exercisable on or within 60 days after March 31, 2020 to purchase 400,000 shares of Class A Stock and (ii) 2,011,668 shares of Class B Stock owned by Alcantara LLC, which is wholly owned by Mr. Saylor.

MICROSTRATEGY | 2020 Proxy Statement	5

(3)	Mr. Le’s holdings of Common Stock consist of options exercisable on or within 60 days after March 31, 2020 to purchase 110,000 shares of Class A Stock.
(4)	Mr. Lang’s holdings of Common Stock consist of options exercisable on or within 60 days after March 31, 2020 to purchase 92,500 shares of Class A Stock.
(5)

Mr. Shao’s holdings of Common Stock consist of (i) 5 shares of Class A Stock held by Mr. Shao directly and (ii) options exercisable on or within 60 days after March 31, 2020 to purchase 35,100 shares of Class A Stock.

(6)

Mr. Graham’s holdings of Common Stock consist of (i) 200 shares of Class A Stock held by Mr. Graham directly and (ii) options exercisable on or within 60 days after March 31, 2020 to purchase 37,500 shares of Class A Stock.

(7)	Mr. Patten’s holdings of Common Stock consist of options exercisable on or within 60 days after March 31, 2020 to purchase 44,183 shares of Class A Stock.
(8)

Mr. Rechan’s holdings of Common Stock consist of (i) 1,900 shares of Class A Stock owned by the Rechan Family Investment Group Inc., of which Mr. Rechan’s spouse is president and sole shareholder, and (ii) options exercisable on or within 60 days after March 31, 2020 to purchase 8,750 shares of Class A Stock.

(9)

Mr. Rickertsen’s holdings of Common Stock consist of (i) 5,000 shares of Class A Stock held by Mr. Rickertsen directly and (ii) options exercisable on or within 60 days after March 31, 2020 to purchase 47,500 shares of Class A Stock.

(10)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2019, based on a Schedule 13G/A filed on February 4, 2020 with the SEC by BlackRock, Inc. and BlackRock Fund Advisors. The foregoing entities beneficially own 1,399,194 shares of Class A Stock and have sole voting power with respect to 1,382,203 of these shares and sole dispositive power with respect to all of these shares. The address for BlackRock, Inc. and BlackRock Fund Advisors is 55 East 52nd Street, New York, NY 10055.

(11)

The number of shares beneficially owned (and other information in this footnote) is as of January 31, 2019, based on a Schedule 13G/A filed on February 12, 2020 with the SEC by The Vanguard Group, Inc., Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd. The foregoing entities beneficially own 897,258 shares of Class A Stock and have sole voting power with respect to 17,359 of these shares, sole dispositive power with respect to 897,731 of these shares, shared voting power with respect to 1,234 of these shares, and shared dispositive power with respect to 17,527 of these shares. The address for The Vanguard Group, Inc., Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd. is 100 Vanguard Boulevard, Malvern, PA 19355.

(12)

The number of shares beneficially owned (and other information in this footnote) is as of December 31, 2019, based on a Schedule 13G filed on January 31, 2020 with the SEC by Victory Capital Management Inc. The entity beneficially owns 422,238 shares of Class A Stock and has sole voting power with respect to 416,063 of these shares and sole dispositive power with respect to 422,238 of these shares. The address for Victory Capital Management Inc. is 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144.

(13)

Shares of Common Stock held by the directors and current executive officers as a group consist of (i) 7,105 shares of Class A Stock, (ii) options exercisable on or within 60 days after March 31, 2020 to purchase an aggregate of 775,533 shares of Class A Stock, and (iii) 2,011,668 shares of Class B Stock, which are convertible into the same number of shares of Class A Stock at any time at the option of the holder.

6	MICROSTRATEGY | 2020 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of April 16, 2020 are as follows:

Name	Age	Title
Michael J. Saylor	55	Chairman of the Board, President & Chief Executive Officer
Phong Q. Le	43	Senior Executive Vice President & Chief Operating Officer
Timothy E. Lang	47	Senior Executive Vice President & Chief Technology Officer
Lisa Mayr	52	Senior Executive Vice President, Chief Financial Officer & Treasurer
W. Ming Shao	51	Senior Executive Vice President, General Counsel & Secretary

Set forth below is certain information regarding the professional experience of each of the above-named persons. There are no family relationships among any of our executive officers or directors.

Michael J. Saylor has served as Chief Executive Officer and Chairman of the Board since founding MicroStrategy in November 1989 and has served as President since January 2016, a position he previously held from November 1989 to November 2000 and from January 2005 to October 2012. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Phong Q. Le has served as Senior Executive Vice President & Chief Operating Officer since November 2019 and previously served as Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer & Treasurer from June 2018 to November 2019 and Senior Executive Vice President, Chief Financial Officer & Treasurer from August 2015 to June 2018. Prior to joining MicroStrategy, Mr. Le served as the chief financial officer of XO Communications, a privately-held telecommunications company, from August 2014 to August 2015. From March 2010 to August 2014, Mr. Le held senior positions at NII Holdings, a Nasdaq-listed telecommunications company, including vice president of financial planning and analysis, vice president of strategy and business operations, and vice president of strategic finance. Prior to that, Mr. Le worked in the consulting practice at Deloitte from 1998 to 2010, where he held various positions, including senior manager. Mr. Le holds a B.S. in Biomedical Engineering from The Johns Hopkins University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Timothy E. Lang has served as Senior Executive Vice President & Chief Technology Officer since November 2014 and previously served as Senior Vice President, Analytics, a position he had held since September 2014. Prior to joining MicroStrategy, Mr. Lang served as the chief product officer for Talemetry Inc., a leading provider of talent generation SaaS solutions, from September 2010 to September 2014 and as vice president, product for SAP SE from January 2008 to September 2010. Prior to that, Mr. Lang held positions at SAP BusinessObjects and Crystal Decisions. Mr. Lang received a B.Soc.Sci. in Information Management from the University of Melbourne.

Lisa Mayr has served as Senior Executive Vice President, Chief Financial Officer & Treasurer since November 2019. Prior to joining MicroStrategy, she served as chief financial officer of EverFi, Inc. (“EverFi”), a privately-held digital and interactive educational software company, from February 2018 to October 2019. From July 2013 to February 2018, she was with Blackboard, Inc., a privately-held global education technology company, where she served as vice president, finance before becoming chief financial officer in July 2016. Ms. Mayr served as treasurer of LivingSocial, Inc., a privately-held online marketplace, from June 2011 to July 2013. From May 2010 to June 2011, she was vice president, finance of GeoEye, Inc., a publicly-traded provider of geospatial information and insight (acquired by DigitalGlobe, Inc. in 2013). From April 2009 to May 2011, Ms. Mayr served as managing director and chief financial officer of Celtic Capital, a financial advisory services firm specializing in real estate, financial management, treasury, investor relations, strategic planning, transactions, and capital markets, which she co-founded. Ms. Mayr is a current board member of WorldStrides, a privately-held education travel company, and STEM for Her, a 501(c)(3) nonprofit foundation. She holds a Bachelor of Arts in Economics and International Relations from American University and an M.B.A. from Georgetown University.

W. Ming Shao has served as Senior Executive Vice President, General Counsel & Secretary since December 2014 and has previously served in other senior positions, including Executive Vice President & General Counsel, Senior Vice President & General Counsel, and Senior Vice President & Deputy General Counsel, since joining MicroStrategy in February 2000. Prior to that, Mr. Shao was a lawyer practicing at the global law firm Hogan & Hartson L.L.P. (now Hogan Lovells US LLP). Mr. Shao received an A.B. in Government from Cornell University and a J.D. from Harvard Law School.

MICROSTRATEGY | 2020 Proxy Statement	7

PROPOSAL 1—ELECTION OF DIRECTORS

The Board proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for re-election. The persons named in the proxy card will vote to elect as directors the five nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each director will be elected to hold office until the next annual meeting of stockholders and until the election and qualification of his successor or his earlier death, resignation, or removal. Although fewer nominees are named than the number of directors fixed by the Board in accordance with the Company’s Amended and Restated By-laws, proxies cannot be voted for a greater number of persons than the five nominees named below. The Board may elect additional directors in the future in accordance with the Company’s Amended and Restated By-laws.

Nominees

Set forth below, for each nominee, is his name, age, position with the Company, principal occupation and business experience during at least the past five years, the year of commencement of his term as a director of the Company, and the names of other public companies in which he currently holds directorships or has held directorships during at least the past five years, as applicable. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to conclude that he should serve as a director.

Michael J. Saylor Chairman of the Board, President & Chief Executive Officer Age: 55 Director since: 1989 Board Committees: None

Mr. Saylor has served as Chief Executive Officer and Chairman of the Board since founding MicroStrategy in November 1989 and has served as President since January 2016, a position he previously held from November 1989 to November 2000 and from January 2005 to October 2012. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology, and Society from the Massachusetts Institute of Technology.

Qualifications: We believe that Mr. Saylor is well-suited to serve on our Board due to his position as our Chief Executive Officer and his more than 25 years with the Company, including as its founder. In addition to his leadership expertise, Mr. Saylor is regarded as a technology visionary and has deep knowledge of the Company’s history, strategy, technology, and culture, as well as unique insight into the Company’s product development, marketing, finance, and operations.

Stephen X. Graham Independent Director Age: 67 Director since: 2014 Board Committees: Audit (Chair)	Mr. Graham has been a member of the Board since April 2014. Mr. Graham is currently president of CrossHill Financial Group, Inc., a private merchant bank and advisory firm that he founded in 1988, and has been a general partner of CrossHill Georgetown Capital, L.P. since 2000 and CrossHill Debt II, L.P. since 2004 and a manager of CrossHill Georgetown Management, LLC since 2000. Prior to that, Mr. Graham was a principal with Kidder, Peabody & Co. and held positions with Merrill Lynch & Co. and Arthur Young & Co. (which later became part of Ernst & Young LLP). Mr. Graham was a member of the board of directors and chairman of the audit committee of TNS, Inc., a former New York Stock Exchange-listed global data communications and interoperability solutions company, from 2003 until the company’s acquisition by Siris Capital Group, LLC in February 2013. Mr. Graham also served as chairman of the board of directors from 2012 to February 2013. Mr. Graham also served as a member of the board of directors of Speedus Corp. from 2009 to 2011. Mr. Graham also previously served as a member of the board of directors of Credit Management Solutions, Inc., a former Nasdaq-listed credit processing software company, and several private companies. Mr. Graham received a B.S.B.A. from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business.

8	MICROSTRATEGY | 2020 Proxy Statement

Qualifications: We believe that Mr. Graham is well-suited to serve on our Board due to his substantial executive experience and his experience as an outside director and audit committee member, which provides the Board with important perspectives on financial matters.

Jarrod M. Patten Independent Director Age: 48 Director since: 2004 Board Committees: Audit, Compensation

Mr. Patten has been a member of the Board since November 2004. Mr. Patten founded RRG, a global real estate consulting and advisory firm, and has served as the firm’s president and chief executive officer since its inception in 1996. RRG is an international consulting firm specializing in the development and implementation of enterprise-wide audit and cost control strategies that heighten operational controls, lower operating costs, increase transparency, and extend cost accountability for RRG’s geographically diverse client base. Mr. Patten received a B.S. in Biology and a B.A. in Biological Anthropology and Anatomy from the Trinity College of Arts and Sciences at Duke University.

Qualifications: We believe that Mr. Patten is well-suited to serve on our Board due to his leadership and management expertise as a chief executive officer, his international business, finance, and corporate compliance experience, and his extensive knowledge of cost and operational controls.

Leslie J. Rechan Independent Director Age: 58 Director since: 2018 Board Committees: Compensation

Mr. Rechan has been a member of the Board since March 2018. Mr. Rechan has served as president and chief executive officer and a director of Solace Corp., a privately-held smart data movement solutions company, since September 2017. Prior to that, Mr. Rechan served as president and chief executive officer and a director of Halogen Software, a cloud-based talent management software provider, from May 2015 to May 2017. Previously, he served as general manager from November 2011 to April 2014 and as vice president, sales, solutions, and services from February 2008 to October 2011 of IBM Business Analytics, a software group at IBM Corp. He also served as chief operating officer of Cognos Inc. from 2006 to 2008. Prior to Cognos, Mr. Rechan worked at Siebel Systems, Inc. and then Oracle Corporation upon its acquisition of Siebel Systems in 2006. From March 2006 to May 2006, Mr. Rechan served as senior vice president and global general manager, CRM strategy at Oracle. From 2004 to 2006, Mr. Rechan served as senior vice president and general manager of Americas sales of Siebel Systems and served in the same capacity for the global manufacturing and distribution industries business unit of Siebel Systems. Mr. Rechan served as senior vice president and general manager of North American worldwide field operations of Cadence Design Systems Inc. from 2003 to 2004. He served as president and chief operating officer of Onyx Software Corp. from 2001 to 2002. Prior to 2001, Mr. Rechan held several leadership positions at IBM across field sales, systems engineering, services, solutions, development, and general management in North America, Europe and Asia Pacific. Since May 2015, Mr. Rechan has served on the board of directors and audit committee of PROS Holdings, Inc., a publicly-traded cloud software company. Mr. Rechan received a B.S. in Electrical Engineering and a B.A. in Organizational Behavior from Brown University and an M.A. in Management from Northwestern University.

Qualifications: We believe that Mr. Rechan is well-suited to serve on our Board due to his expertise in corporate strategy and development in the enterprise software sector and his extensive experience in international operations, sales, and services.

MICROSTRATEGY | 2020 Proxy Statement	9

Carl J. Rickertsen Independent Director Age: 60 Director since: 2002 Board Committees: Compensation (Chair), Audit

Mr. Rickertsen has been a member of the Board since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners LLC and Iris Partners LLC, each a private equity investment firm, positions he has held since January 2004. From January 1998 to January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has served as a member of the boards of directors and audit committees of Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., each of which is a closed-end management investment company, since 2011 and 2013, respectively. He has also served as a member of the board of directors and audit and compensation committees of Berry Global Inc., a global manufacturer and marketer of value-added plastic consumer packaging and engineered materials, since January 2013. From April 2012 to October 2016, Mr. Rickertsen was a member of the board of directors and compensation committee of Noranda Aluminum Holding Corporation, an integrated producer of value-added primary aluminum products and rolled aluminum coils. From April 2003 to January 2010, Mr. Rickertsen was a member of the board of directors and audit committee of Convera Corporation, a publicly-traded search-engine software company. From March 2004 to September 2008, Mr. Rickertsen was a member of the board of directors and compensation committee of UAP Holding Corp., a distributor of farm and agricultural products. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School.

Qualifications: We believe that Mr. Rickertsen is well-suited to serve on our Board due to his finance and capital markets experience across various industries and his experience as an outside director of several public companies, which provides the Board with important perspectives on corporate governance matters.

The Board Recommends a Vote “FOR” Each of the Nominees Named Herein for Election as Director.	✔

10	MICROSTRATEGY | 2020 Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES

Related Person Transaction Policy and Related Person Transactions

We have adopted a formal written policy and procedure for the review, approval, and ratification of related person transactions, as defined under the rules and regulations promulgated by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The policy covers any transaction in which we were or are to be a participant, the amount involved exceeds $120,000, and any related person had or will have a direct or indirect material interest. For purposes of the policy, a related person is defined to be any of the following: (i) a director, director nominee, or executive officer of the Company since the beginning of the Company’s last fiscal year; (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) a member of a foregoing person’s immediate family; and (iv) any entity in which one or more of the foregoing persons, individually or in the aggregate, has or had a greater than 10% ownership interest. The policy generally requires any proposed related person transaction to be reported to our General Counsel and reviewed and approved by the Audit Committee of the Board (the “Audit Committee”) prior to effectiveness or consummation of the transaction, whenever practical. If the General Counsel determines that advance approval of a related person transaction is not practical under the circumstances, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. For transactions arising between meetings of the Audit Committee, the Chair of the Audit Committee can approve the transaction, subject to ratification by the Audit Committee at its next meeting. If the General Counsel first learns of a related person transaction after such transaction has already taken place, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at its next meeting. Related person transactions involving compensation of executive officers must be reviewed and approved in accordance with the Company’s then-existing executive compensation policies or procedures as approved by the Board or an independent committee thereof.

The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that, under the circumstances, the transaction is in our best interests. The Audit Committee may impose conditions on the related person transaction as it deems appropriate. In making such determination, the Audit Committee reviews and considers the following, among other factors:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature is reviewed by the Audit Committee annually.

In addition to the procedures set forth in the policy, we have multiple processes for reporting conflicts of interest, including related person transactions, to the Audit Committee. Under our Code of Conduct, all employees are required to report any transaction, relationship, or other circumstance that constitutes a conflict of interest for such employee to the General Counsel or to the Audit Committee, as appropriate. We also annually distribute questionnaires to our executive officers and members of the Board requesting certain information regarding, among other things, their immediate family members, employment, and beneficial ownership interests, which information is then reviewed for any conflict of interest under the Code of Conduct and for any related person transaction under the policy.

Except as may be the case with respect to the matters discussed in the immediately following section and as may otherwise be disclosed in “Executive and Director Compensation—Executive Officer Compensation” or “Executive and Director

MICROSTRATEGY | 2020 Proxy Statement	11

Compensation—Director Compensation,” there have been no related person transactions required to be reported pursuant to rules or regulations promulgated by the Exchange Act since the beginning of 2019.

Former Executive Officer Compensation Arrangements

As discussed further in “Executive and Director Compensation—Compensation Discussion and Analysis,” consistent with the Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules applicable to controlled companies, certain compensation arrangements for executive officers are determined by the Chief Executive Officer (“CEO”), not the Compensation Committee of the Board (the “Compensation Committee”). Consequently, certain compensation and other related amounts paid by MicroStrategy to our former Senior Executive Vice President & Chief Marketing Officer, Margaret A. Breya; our former Senior Executive Vice President, Worldwide Services, Stephen H. Holdridge; and our former Senior Executive Vice President, Worldwide Sales, Kevin Norlin in 2019 prior to each officer’s departure from the Company constituted related person transactions for reporting purposes under the Exchange Act. For the year ended December 31, 2019, the Company paid Ms. Breya $568,019 in base salary, matching payments under the Company’s 401(k) plan, life insurance premiums, and tax gross-up payments and a one-time payment of $225,000 in connection with her departure from the Company. For the year ended December 31, 2019, the Company paid Mr. Holdridge $272,875 in base salary, accrued vacation pay, matching payments under the Company’s 401(k) plan, life insurance premiums, and tax gross-up payments and a one-time payment of $450,000 in connection with his departure from the Company. For the year ended December 31, 2019, the Company paid Mr. Norlin $302,729 in base salary, accrued vacation pay, certain perquisites and personal benefits provided to our executive officers, matching payments under the Company’s 401(k) plan, life insurance premiums, and tax gross-up payments.

Board of Directors

Our Board is currently comprised of Mr. Saylor, Mr. Graham, Mr. Patten, Mr. Rechan, and Mr. Rickertsen. During 2019, the Board met six times and acted by unanimous written consent three times. During 2019, all Board members attended all the meetings of the Board. The Board has determined that each of the Company’s non-employee directors is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Mr. Saylor is not an independent director under Rule 5605(a)(2) because he is our President & Chief Executive Officer. Independent directors collectively constituted during 2019, currently constitute, and following the Annual Meeting will constitute a majority of the Board.

The independent members of the Board regularly meet in executive sessions without any employee director or other members of management in attendance.

Controlled Company

We are a “controlled company” as defined in Rule 5615(c)(1) of the Nasdaq Marketplace Rules because more than 50% of the voting power of the Company is controlled by our Chairman of the Board, President & Chief Executive Officer, Michael J. Saylor.

Because we qualify as a controlled company, we are not required to have a majority of our Board be comprised of independent directors. Additionally, our Board is not required to have an independent compensation or nominating committee or to have the independent directors exercise the nominating function. We are also not required to have the compensation of our executive officers be determined by a compensation committee of independent directors or a majority of the independent members of our Board. In addition, we are not required to empower our Compensation Committee with the authority to engage the services of any compensation consultants, legal counsel, or other advisors or to have the Compensation Committee assess the independence of compensation consultants, legal counsel, or other advisors that it engages.

In light of our status as a controlled company, our Board has determined not to establish an independent nominating committee or have its independent directors exercise the nominating function and has elected instead to have the Board be directly responsible for nominating members of the Board. As mentioned above, the majority of our Board is currently comprised of independent directors, and our Board has established a Compensation Committee comprised entirely of independent directors. For more information regarding how we determine our executive compensation in light of our status as a controlled company, please see “Executive and Director Compensation—Compensation Discussion and Analysis” below.

12	MICROSTRATEGY | 2020 Proxy Statement

Audit Committee

The Board has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and adopted the Eleventh Amended and Restated Charter for the Audit Committee, which is publicly available on the Corporate Governance section of our website, ir.microstrategy.com/corporate-governance. The Audit Committee reviews our accounting and financial reporting processes, the internal and external audits of our financial statements, and the effectiveness of our controls over financial reporting, provides the opportunity for direct contact between our independent registered public accounting firm and the Board, and provides information about significant financial matters to the Board.

The Audit Committee is currently comprised of Mr. Graham (Chair), Mr. Patten, and Mr. Rickertsen. During 2019, the Audit Committee met five times and acted by unanimous written consent two times. All members attended all the meetings of the Audit Committee.

The Board has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rules’ definition of an independent director for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Exchange Act. The Board has designated Mr. Graham as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the caption “Audit Committee Report.”

Compensation Committee

The Board has established a standing Compensation Committee and adopted the Third Amended and Restated Charter for the Compensation Committee, which is publicly available on the Corporate Governance section of our website, ir.microstrategy.com/corporate-governance. The Compensation Committee determines the compensation arrangements of our President & Chief Executive Officer, awards under the MicroStrategy 2013 Stock Incentive Plan (as amended, the “2013 Equity Plan”), and arrangements relating to certain perquisites and personal benefits provided to our executive officers and performs other functions related to compensation matters.

The Compensation Committee is currently comprised of Mr. Rickertsen (Chair), Mr. Patten, and Mr. Rechan. During 2019, the Compensation Committee met one time and acted by unanimous written consent six times. All members attended the meeting of the Compensation Committee.

The Board has determined that each member of the Compensation Committee meets the Nasdaq Marketplace Rules’ definition of an independent director for compensation committee purposes, as well as the independence requirements of Rule 10C-1 under the Exchange Act. Each member of the Compensation Committee is also a non-employee director, as defined in Rule 16b-3 under the Exchange Act. Additional information regarding the Compensation Committee and its functions and responsibilities is included in this proxy statement under the captions “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Compensation Committee Report.”

Board Leadership Structure

Mr. Saylor, our President & Chief Executive Officer, is also the Chairman of the Board. Our Board has determined that having the same individual hold both positions is appropriate for a controlled company, in the best interests of MicroStrategy and our stockholders, and consistent with good corporate governance for the following reasons:

•

Our CEO is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing our Company.

•	A single Chairman and CEO provides strong and consistent leadership for the Company without risking overlap or conflict of roles.

•	Oversight of our Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman.

We do not have a lead independent director or a presiding director. However, the independent directors regularly meet in executive sessions of the Board. In light of our status as a controlled company, we believe that the structure of our Board provides an appropriate balance of management leadership and non-management oversight.

MICROSTRATEGY | 2020 Proxy Statement	13

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, capital allocation, organizational structure, and certain operational risks. Our Audit Committee oversees risk management activities relating to financial controls and legal and compliance risks, and our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices. In addition, since risk issues often overlap, committees from time to time can request that the full Board discuss particular risk issues.

Director Candidates

As noted above, we do not have a standing nominating committee and the functions of evaluating and selecting directors are performed by the Board as a whole. The Board will, from time to time, evaluate biographical information and background materials relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with respect to the nomination process.

In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest, and ability to act in the interests of our stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rules’ definition of an independent director and the SEC’s definition of an audit committee financial expert. The Board does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. Our Board does not have a formal policy with respect to diversity, but we believe that the backgrounds and qualifications of our directors, considered as a group, should reflect a diverse set of experiences, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The Board considers such diversity when evaluating prospective nominees.

Due to our status as a controlled company under Nasdaq Marketplace Rules, we do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders. Stockholder recommendations relating to director nominees or other proposals may be submitted in accordance with the procedures set forth above under “Information Regarding the Annual Meeting of Stockholders—Stockholder Proposals.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications. Such nominations will be evaluated in the same manner as nominations by members of the Board, management, or other parties. Stockholders may also send communications to the Board in accordance with the procedures set forth below under “Corporate Governance and the Board of Directors and its Committees—Communicating with the Board of Directors.”

Directors’ Attendance at Annual Meeting of Stockholders

Although we do not have a policy with respect to directors’ attendance at our Annual Meeting, all directors are encouraged to attend the Annual Meeting. Three of the five members of the Board attended the 2019 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the General Counsel of MicroStrategy, c/o MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the letter is intended for a specific Board member, the name of such Board member should be noted in the communication. The General Counsel will forward any such correspondence to the intended recipient. However, prior to doing so, the General Counsel or his designee will review such correspondence and, in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature or personal grievances, or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s consideration.

14	MICROSTRATEGY | 2020 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and holders of more than 10% of our Class A Stock to file reports of their ownership and changes in ownership of our Class A Stock with the SEC. Based solely on our review of the reports filed during 2019 and written representations from our directors and officers that no other reports were required, all Section 16(a) filing requirements were satisfied with respect to 2019.

Code of Ethics

The Board, through its Audit Committee, has adopted a Code of Ethics that applies to MicroStrategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and such other personnel of MicroStrategy or its majority-owned subsidiaries as may be designated from time to time by the Chair of the Audit Committee. The Code of Ethics, as amended, is publicly available on the Corporate Governance section of our website, ir.microstrategy.com/corporate-governance. We intend to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of our website, ir.microstrategy.com/corporate-governance.

MICROSTRATEGY | 2020 Proxy Statement	15

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy and objectives, how our objectives are implemented, the elements of our executive compensation program, and the decisions made with respect to 2019 regarding the compensation of each of our executive officers who served in 2019. We refer to the following individuals in our Compensation Discussion and Analysis as our “executive officers”:

Michael J. Saylor Chairman of the Board, President & Chief Executive Officer

Phong Q. Le Senior Executive Vice President & Chief Operating Officer	Timothy E. Lang Senior Executive Vice President & Chief Technology Officer

Lisa Mayr Senior Executive Vice President, Chief Financial Officer & Treasurer	W. Ming Shao Senior Executive Vice President, General Counsel & Secretary

All of these individuals also constitute our “named executive officers” for 2019 (as defined in Item 402(a)(3) of Regulation S-K).

General Philosophy and Compensation Objectives: Performance, Alignment, and Retention

The goal of our compensation program for our executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to reward, motivate, and provide incentives for exceptional individual performance and effective leadership by our executive officers, to reward executive officers for superior financial and operating results of the Company, and to align our executive officers’ interests with those of our stockholders. It is also designed to attract and retain executive officers who may be presented with other professional opportunities, including ones at potentially higher compensation levels, by providing an overall compensation package that is market competitive over time and provides significant long-term incentives through the grant of stock option awards. These objectives serve as the basis for determining the overall compensation of each executive officer, all in the context of general economic and industry conditions and Company performance.

Key elements of our executive compensation program for 2019 that were designed to achieve these objectives included:

•

a base salary for each of our executive officers, other than Mr. Saylor, designed to help retain them and reward them for overall performance (and in the case of Ms. Mayr, to help attract her to the Company);

•

a discretionary annual cash bonus target for each of Mr. Le, Mr. Lang, Ms. Mayr, and Mr. Shao designed to help retain, reward, and motivate them based on a subjective evaluation of their achievement of strategic, operational, and financial objectives in their areas of responsibility that support our goal of enhancing stockholder value (and in the case of Ms. Mayr, to help attract her to the Company);

•

long-term incentives in the form of a stock option award granted to each of Mr. Le, Mr. Lang, Ms. Mayr, and Mr. Shao under the 2013 Equity Plan, designed to provide them with long-term performance-based incentives that are intended to further align their interests with those of our stockholders;

•	a one-time reporting bonus arrangement for Ms. Mayr in connection with the commencement of her employment with the Company; and

•	a one-time advance bonus arrangement for Ms. Mayr in connection with the commencement of her employment with the Company.

We also provided each of our executive officers with certain perquisites and other benefits in 2019 that the Compensation Committee or CEO, as applicable, believes are reasonable and consistent with the objectives of our executive compensation

16	MICROSTRATEGY | 2020 Proxy Statement

program. Perquisites comprised the most significant portion of Mr. Saylor’s 2019 compensation, principally as a result of security and transportation-related benefits and associated tax gross-up payments that are discussed below.

In determining executive officer compensation for 2019, the Compensation Committee and CEO considered the stockholder support that the “say-on-pay” proposal received at our May 31, 2017 Annual Meeting of Stockholders. Based on such considerations, for 2019 the Compensation Committee and CEO determined not to make significant changes to our compensation mix and other compensation policies since the “say-on-pay” vote. We believe that our compensation program is effectively designed to implement our objectives and is aligned with the interests of our stockholders.

Implementing Our Objectives

Role of the Compensation Committee and CEO

The Compensation Committee has the authority and responsibility to develop, adopt, and implement compensation arrangements for the CEO. Consistent with the Nasdaq Marketplace Rules applicable to controlled companies, the Board has delegated to the CEO the authority and responsibility to develop, adopt, and implement compensation arrangements for all executive officers other than himself. The CEO makes compensation determinations regarding other executive officers in periodic consultation with the Compensation Committee. However, the Compensation Committee determines awards under the 2013 Equity Plan and arrangements relating to certain perquisites and personal benefits provided to our executive officers. Neither the Company nor the Compensation Committee engaged a third-party compensation consultant to help determine or provide input regarding the determination of the 2019 compensation for the CEO or other executive officers.

Determining Compensation

Our executive compensation decisions are primarily based on a review of our performance and a subjective assessment of the executive officer’s performance during the year against strategic, operational, and financial objectives. The Compensation Committee or the CEO, as applicable, also takes into account the scope of the executive officer’s responsibilities, unique leadership skills and management experience, strengths and abilities in his or her respective area of responsibility, employment and compensation history with us, overall compensation arrangements, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance. Specific factors that may affect executive compensation decisions include:

•	key financial metrics, such as revenues, bookings, cost of revenues, operating expenses, operating income, operating margins, and earnings per share; and

•

strategic and operational objectives, such as operational, financial, and human capital management initiatives, technological innovation and product release execution, sales execution and performance, customer service, engagement, and consulting initiatives, development and execution of marketing initiatives, and oversight of corporate governance, commercial contracts, legal risk management, and other legal matters.

The Compensation Committee or the CEO, as applicable, subjectively combines the compensation elements for each executive officer in a manner that the Compensation Committee or the CEO believes is consistent with the executive officer’s role and contributions to the Company. The Compensation Committee and CEO incorporate flexibility into our compensation program and the assessment process to respond to and adjust for an evolving and dynamic business environment. We believe that our executive compensation program promotes long-term value to stockholders by retaining key executive officers and rewarding them, as applicable, for increases in the market price of our Class A Stock and for financial and operational results that are expected to contribute to long-term stockholder value.

The CEO generally establishes performance-based cash bonus arrangements and makes determinations regarding adjustments to base salary and cash bonus targets for our other executive officers in the first quarter of each year. Determinations regarding the actual payment of bonuses are generally made in the first quarter following the applicable performance period.

The Compensation Committee and CEO did not conduct benchmarking in establishing compensation arrangements for any of the executive officers, but instead established compensation based on their respective subjective determinations of the factors discussed above. The Compensation Committee also considered recommendations from the CEO in establishing compensation arrangements. The Compensation Committee and CEO did not assign relative weights to Company and

MICROSTRATEGY | 2020 Proxy Statement	17

individual performance in establishing these compensation arrangements, but instead made respective subjective determinations after considering such performances collectively.

Employment and Severance Agreements

As a general matter, our executive officers do not have standing employment, severance, or change-of-control agreements. Our CEO serves at the will of the Board, and the other executive officers serve at the will of the Board and the CEO. This approach is consistent with our employment and compensation philosophy that relies significantly upon providing incentives based on performance and aligning the interests of executive officers with those of our stockholders.

Equity Ownership Guidelines

As of March 31, 2020, Mr. Saylor beneficially owned 400,000 shares of Class A Stock (in the form of a fully vested option to purchase 400,000 shares of Class A Stock) and 2,011,668 shares of Class B Stock, collectively representing 72.0% of the total voting power and 23.7% of the total equity interest in the Company. Given the significant equity stake already held by Mr. Saylor, we do not believe that any equity ownership guidelines would be meaningful.

Prohibition on Hedging Transactions

Our insider trading policy prohibits our directors, officers, and employees (and anyone acting on their behalf) from, among other things, buying put options, selling call options, and purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Elements Used to Achieve 2019 Compensation Objectives

The principal elements of our 2019 compensation program for Mr. Saylor were a stock option award under the 2013 Equity Plan granted in 2014 and perquisites consisting principally of security and transportation-related benefits and associated tax gross-up payments. The principal elements of our 2019 compensation program for each of Mr. Le and Mr. Lang were a base salary, a discretionary annual cash bonus target, and stock option awards under the 2013 Equity Plan granted in 2015, 2017, 2018, and 2019. The principal elements of our 2019 compensation program for Ms. Mayr were a base salary, a discretionary annual cash bonus target, a stock option award under the 2013 Equity Plan granted in 2019, a one-time reporting bonus arrangement in connection with the commencement of her employment with the Company, and a one-time advance bonus arrangement for Ms. Mayr in connection with the commencement of her employment with the Company. The principal elements of our 2019 compensation program for Mr. Shao were a base salary, a discretionary annual cash bonus target, and stock option awards under the 2013 Equity Plan granted in 2014, 2015, 2018, and 2019. We also provided each of our executive officers with certain perquisites and other benefits in 2019 that the Compensation Committee or CEO, as applicable, believes are reasonable and consistent with the objectives of our executive compensation program. Each of these compensation elements satisfies one or more of our performance, alignment, and retention objectives, as described more fully below.

Base Salary

We provide cash compensation in the form of base salary to help (i) attract and retain talented executive officers and (ii) reward overall performance by our executive officers. For 2019, a competitive base salary was an important component of compensation as it provided a degree of financial stability for each of our executive officers other than Mr. Saylor.

In September 2014, at Mr. Saylor’s request, the Compensation Committee reduced Mr. Saylor’s annual base salary to $1. The Compensation Committee considered that following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, a larger percentage of Mr. Saylor’s compensation would be directly tied to the Company’s stock performance, which is consistent with the Company’s compensation policies approved by stockholders at our 2017 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in March 2019 and April 2020 and, in each case at Mr. Saylor’s request, left his annual base salary at $1.

In March 2019, the CEO adjusted the base salaries for Mr. Le, Mr. Lang, and Mr. Shao, effective April 1, 2019, as indicated in the table below. In February 2020, the CEO adjusted the base salaries for Mr. Le, Mr. Lang, and Mr. Shao, effective

18	MICROSTRATEGY | 2020 Proxy Statement

February 1, 2020, as indicated in the table below. When Ms. Mayr joined the Company in November 2019, the CEO established Ms. Mayr’s annual base salary at $550,000 for the balance of 2019 and determined to leave her base salary unchanged for 2020 after taking into consideration the factors described below.

	Base Salary as of January 1, 2019 ($)	Base Salary as of April 1, 2019 ($)	Base Salary as of February 1, 2020 ($)
Phong Q. Le	650,000	673,000	750,000
Timothy E. Lang	475,000	492,000	550,000
W. Ming Shao	510,000	528,000	550,000

In making these determinations, the CEO did not assign relative weights to Company and individual performance, but instead made subjective determinations that the amounts of base salary were appropriate and in so doing considered the following general factors:

•

each executive officer’s individual performance, as measured against various strategic, operational, and financial objectives in such executive officer’s area of responsibility such as operational excellence and revenue growth, as well as (i) operational, financial, and human capital management initiatives for Mr. Le, (ii) technological innovation and product release execution for Mr. Lang, (iii) financial, accounting, and strategic management initiatives for Ms. Mayr, and (iv) oversight of corporate governance, commercial contracts, legal risk management, and other legal matters for Mr. Shao;

•	job responsibilities of each executive officer as we implement new product initiatives, focus on revenue growth, and adjust our strategic plan for an evolving business environment;

•

each executive officer’s strengths and abilities in his or her respective field, leadership skills, management experience, employment and compensation history, overall compensation arrangements, and long-term potential to enhance stockholder value;

•	the competitive market for talented managers with comparable experience and expertise; and

•	Company performance over the prior several quarters and motivation to grow the business in the future, as well as general economic and industry conditions.

Each position is unique, not only in function, but also in terms of the market norms for compensation and the pool of potential executives who may be available to fill that particular role. Given these unique conditions, determinations regarding base salaries are unique to each executive officer and do not necessarily reflect any comparative judgments.

Cash Bonuses

Our cash bonus compensation is designed to help (i) attract and retain talented executive officers, (ii) reward achievement of strategic, operational, and financial objectives that support our goal of enhancing stockholder value, and (iii) motivate executive officers to achieve superior performance in their areas of responsibility. Together with our stock option awards, our cash bonus compensation program is one of the main vehicles for providing performance-based compensation to executive officers. The Compensation Committee and CEO consider various factors in determining the form and structure of the cash bonus arrangement that is most appropriate for attracting, retaining, rewarding, and motivating the individual executive officer.

No Saylor Cash Bonus

In September 2014, at Mr. Saylor’s request, the Compensation Committee eliminated Mr. Saylor’s incentive cash bonus arrangement. The Compensation Committee considered that, following the reduction in Mr. Saylor’s salary and elimination of his incentive cash bonus arrangement, a larger percentage of Mr. Saylor’s compensation would be directly tied to the Company’s stock performance, which is consistent with the Company’s compensation policies approved by stockholders at our 2017 Annual Meeting of Stockholders, and that such change would not adversely impact his financial stability. The Compensation Committee considered Mr. Saylor’s compensation arrangements in March 2019 and April 2020 and, in each case at Mr. Saylor’s request, did not establish a cash bonus arrangement for him.

MICROSTRATEGY | 2020 Proxy Statement	19

Discretionary Annual Cash Bonuses

For 2019, the compensation of Mr. Le, Mr. Lang, Ms. Mayr, and Mr. Shao included discretionary annual cash bonus targets established based on the CEO’s subjective evaluation of the appropriate targets to help retain, reward, and motivate the applicable executive officer (and in the case of Ms. Mayr, to help attract her to the Company). In making this determination, the CEO takes into account the same factors described above with respect to base salary determinations. In setting target bonus amounts, the CEO also considers his expectations for the business department headed by each executive officer and the executive officers’ potential for achieving the expectations. The CEO believed that a discretionary annual cash bonus arrangement was an appropriate mechanism for retaining, rewarding, and motivating Mr. Le, Mr. Lang, Ms. Mayr, and Mr. Shao with respect to 2019 (and in the case of Ms. Mayr, attracting her to the Company) because each of these executive officers was responsible for, among other things, strategic and operational objectives that cannot always be measured by traditional financial metrics, which objectives included (i) sales, operational, financial, and human capital management initiatives in the case of Mr. Le, (iii) technological innovation and product release execution in the case of Mr. Lang, (iii) financial, accounting, and strategic management initiatives for Ms. Mayr, and (iv) oversight of corporate governance, commercial contracts, legal risk management, and other legal matters in the case of Mr. Shao.

The CEO determined to leave discretionary bonus targets for Mr. Le, Mr. Lang, and Mr. Shao unchanged for 2019 after taking into consideration the factors described above. The CEO established Ms. Mayr’s discretionary bonus target for 2019 in October 2019, prior to her joining the Company in November 2019.

In determining the bonus awards for Mr. Le, Mr. Lang, Ms. Mayr, and Mr. Shao with respect to 2019, the CEO subjectively determined each executive officer’s overall performance and achievement of various strategic, operational, and financial objectives, in relation to the target bonus amount that was previously established for the applicable executive officer, all in the context of general economic and industry conditions and Company performance. For example, the CEO subjectively determined that the executive officers enhanced our operational excellence, achieved specific elements of our long-term strategic plans, and implemented development of certain growth initiatives In addition, the CEO subjectively determined that each of Mr. Le, Mr. Lang, Ms. Mayr, and Mr. Shao had made continued progress in the area of his or her responsibility. None of these achievements were assigned any specific weighting or dollar amount of the total bonus.

The CEO calculated individual bonus payouts to each of Mr. Le, Mr. Lang, Ms. Mayr, and Mr. Shao utilizing the following formula:

Individual Annual Cash Bonus Target for 2019 ($)	X	Individual Achievement Percentage (%)	X	Company Performance Percentage (%)	=	Individual Bonus Payout ($)

Individual Achievement Percentage. The individual achievement percentage is based on the CEO’s subjective assessment of each executive officer’s overall performance and achievement of objectives for 2019. A higher performance assessment drives a higher individual percentage (and vice-versa) such that it is possible for an executive officer who exceeds performance expectations to receive an individual achievement percentage above 100% and for an executive officer with a low performance assessment to receive less than his or her bonus target or no bonus. The performance assessments were based on an overall subjective assessment of each executive officer’s performance and no single factor was determinative in the individual achievement percentage, nor was the impact of any individual factor on the individual achievement percentage quantifiable.

Company Performance Percentage. The Company performance percentage is based on the CEO’s subjective assessment of the Company’s overall business and product development achievements and financial performance. The CEO did not determine any pre-set range for the Company performance percentage and approved a Company performance percentage of 95% for 2019, which was equivalent to the average Company performance percentage used in determining bonuses for all Company employees on a discretionary bonus plan.

20	MICROSTRATEGY | 2020 Proxy Statement

In the first quarter of 2020, the CEO determined the cash bonus awards to Mr. Le, Mr. Lang, Ms. Mayr, and Mr. Shao with respect to performance in 2019 as follows:

	Individual Annual Cash Bonus Target for 2019 ($)		Individual Achievement Percentage (%)	Company Performance Percentage (%)	Individual Bonus Payout ($)
Phong Q. Le	500,000		137	95	650,000
Timothy E. Lang	450,000		117	95	500,000
Lisa Mayr	100,000	(1)	106	95	100,000
W. Ming Shao	420,000		113	95	450,000

(1)	Established target for 2019 taking into consideration the time Ms. Mayr was employed by the Company in 2019.

For Ms. Mayr, the CEO established a discretionary bonus target of $250,000 for 2020 in October 2019, prior to her joining the company in November 2019.

One-time Bonuses

Ms. Mayr’s compensation in 2019 included a one-time reporting bonus of $100,000, which is recoverable by the Company if Ms. Mayr resigns from her employment with the Company, or is terminated with cause, within twelve (12) months of her start date. The CEO established this one-time reporting bonus in order to attract Ms. Mayr to the Company and determined the amount of the bonus based on the CEO’s subjective evaluation of the scope of her responsibilities and her long-term potential to enhance stockholder value and in light of the competitive market for talented managers.

Ms. Mayr’s compensation in 2020 includes an advance bonus payment of $300,000, paid in January 2020. The advance payment amount is recoverable by the Company if Ms. Mayr resigns from her employment with the Company, or is terminated with cause, within fourteen (14) months of the date of payment.

MicroStrategy Stock Options

From 2003 to 2013, we did not grant equity awards in MicroStrategy stock to executive officers. The last tranches of MicroStrategy stock options granted to our executive officers under our prior stock incentive plans vested in 2008. In September 2013, the Board adopted the 2013 Equity Plan in order to enhance our ability to attract, retain, reward, and motivate persons who are expected to make important contributions to the Company, and to provide such persons with equity ownership opportunities and performance-based incentives that are intended to further align their long-term interests with those of our stockholders. Eligible participants under the 2013 Equity Plan include employees, officers, directors, consultants, and advisors of the Company. Currently, an aggregate of 2,300,000 shares of our Class A Stock are authorized for issuance under the 2013 Equity Plan.

The 2013 Equity Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. To date, the Compensation Committee has granted to executive officers only stock option awards, as opposed to restricted stock or restricted stock units, because stock option awards provide us with the flexibility to compete effectively for executive talent in a cost-effective manner, which allows for more attractive packages to our executive officers. In addition, unlike restricted stock or restricted stock units, stock options only provide a return to an award recipient if the price of our Class A Stock increases. As stock option awards motivate award recipients to increase the long-term price of our Class A Stock, they help to align the long-term interests of award recipients with those of our stockholders.

To encourage retention of award recipients, outstanding stock options generally vest as to 25% of the original number of shares subject to the stock options on the first anniversary of the grant date and as to an additional 25% on each anniversary thereafter until the options are vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement; provided that stock options granted to executive officers will vest in full, to the extent not already vested, upon the occurrence of a “change in control event” if the executive officer is terminated without “cause” by the Company or resigns for “good reason” (in each case as defined in the applicable option

MICROSTRATEGY | 2020 Proxy Statement	21

agreement) within twelve (12) months following the change in control event or if the acquiring company does not assume the options or substitute equivalent awards. The stock options have an exercise price equal to the fair market value of our Class A Stock on the date of grant and expire ten years following the date of grant. The stock options are also subject to such other terms and conditions as are set forth in the 2013 Equity Plan and the applicable option agreement.

If the award recipient dies or becomes disabled before the final exercise date of an option, the option shall be exercisable within one year of the date of such death or disability; provided that such option shall be exercisable only to the extent that it was exercisable by the award recipient on the date of his or her death or disability and only until the final exercise date.

If the award recipient ceases to be eligible to receive award grants under the 2013 Equity Plan, including through termination of employment without cause, the award recipient generally retains the right to exercise his or her option to the extent that the option was exercisable on the date of such cessation for a period of three months after such cessation. However, if the award recipient is terminated for cause, the award recipient’s right to exercise his or her option terminates in full immediately upon such termination, and if the award recipient violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement, or other agreement between the award recipient and the Company, the award recipient’s right to exercise his or her option terminates in full immediately upon such violation.

In granting stock options under the 2013 Equity Plan, the Compensation Committee, based on recommendations from the CEO, makes subjective evaluations of appropriate award amounts to help attract, retain, reward, and motivate the applicable executive officer based on the scope of the executive officer’s responsibilities, employment and compensation history with us, overall compensation arrangements, including outstanding stock option awards held by the executive officer, and long-term potential to enhance stockholder value, all in the context of general economic and industry conditions and Company performance.

In 2019, pursuant to the 2013 Equity Plan, the Compensation Committee granted stock options to purchase 100,000 shares of our Class A Stock to Mr. Le, 20,000 shares of our Class A Stock to Mr. Lang, 60,000 shares of our Class A Stock to Ms. Mayr, and 20,000 shares of our Class A Stock to Mr. Shao on the terms and conditions as described above.

Additionally, several executive officers hold outstanding stock option awards that have been granted in prior years. Specifically, Mr. Saylor received a stock option to purchase 400,000 shares of our Class A Stock in 2014; Mr. Le received stock options to purchase 40,000, 40,000, and 80,000 shares of our Class A Stock in 2015, 2017, and 2018, respectively; Mr. Lang received stock options to purchase 50,000, 30,000, and 40,000 shares of our Class A Stock in 2015, 2017, and 2018, respectively; and Mr. Shao received stock options to purchase 20,000, 10,000, and 25,000 shares of our Class A Stock in 2014, 2015, and 2018, respectively.

We believe that stock option awards, together with our cash bonus arrangements, as applicable, provide appropriate short and long-term incentives to our executive officers to increase stockholder value through their collective efforts in corporate functions, product design, engineering, marketing, and sales and services to our customers.

Perquisites and Other Personal Benefits

In 2019, we provided the executive officers with perquisites and other personal benefits that the Compensation Committee and CEO believe are reasonable and consistent with our overall compensation program. We believe that the cost of these benefits to us is a reasonable use of our resources and we monitor these costs closely in reviewing our compensation program. The Company’s payment of these costs may result in imputed compensation to the executive officers for tax purposes. These benefits are designed to:

•	allow our executive officers to participate in important Company meetings and other events;

•

allow our executive officers to maintain appropriate levels of visibility and activity in business, professional, and social circles that may benefit our business, as well as enjoying time with friends and family;

•

allow our executive officers (and in particular, our CEO) to make more productive and efficient use of their time for Company business and enhance their personal security, in particular during personal travel;

•

allow our executive officers (and in particular, our CEO) to be in communication with the Company and available to quickly respond to time-sensitive Company matters during personal travel in an environment that allows for confidential communications regarding Company business;

22	MICROSTRATEGY | 2020 Proxy Statement

•	promote our executive officers’ health and well-being; and

•	enhance our ability to retain our executive officers.

The Company has a program pursuant to which it arranges for individual disability insurance policies to be provided to eligible executive officers and certain other senior employees as a supplement to the group disability insurance that is available to most Company employees and pays the premiums with respect to such supplemental policies. In 2019, Mr. Saylor and Mr. Shao were eligible to participate in this program. Mr. Le, Mr. Lang, and Ms. Mayr were not eligible to participate in this program in 2019.

The Company has a program pursuant to which it pays the cost of annual healthcare screenings for eligible executive officers. In 2019, all executive officers were eligible to participate in this program.

The Company’s executive officers are also eligible to participate in the Company’s 401(k) plan, which includes an employer match of up to $5,000 annually, and group term life insurance plan, each of which is a benefit available to most Company employees.

We own a Bombardier Global Express XRS aircraft (collectively with additional aircraft that the Company may lease or charter, the “Company Aircraft”). We permit personal use of Company Aircraft by Mr. Saylor and, to the extent approved by Mr. Saylor, other executive officers and employees of the Company when the applicable Company Aircraft is not being used exclusively for business. We have established various restrictions on the personal use of Company Aircraft, including the restriction that personal use by Mr. Saylor and any other director or employee of the Company may not exceed, in the aggregate, 200 flight hours in any fiscal year.

We allow executive officers to make personal use of tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire (collectively, the “Corporate Development Programs”).

From time to time, our Board may hold meetings and other related activities in various locations, for which we pay specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests.

We sponsor an annual trip and related events for sales and service personnel who have met specified performance criteria. We pay for specified travel, lodging, food, beverage, entertainment, and related expenses on behalf of the participants (including any participating executive officers) and their guests. We have established a policy that the compensation imputed to Mr. Saylor as a result of this perquisite, excluding any associated tax gross-up payments, may not exceed $30,000 in any fiscal year.

The Company may also request that Company personnel, including executive officers, participate in conferences, symposia, and other similar events or activities relating to the Company’s business for which the Company pays for the expenses of Company participants and their guests.

From time to time, certain Company personnel, including executive officers, are offered meals prepared by the Company’s in-house catering department (“Company Meals”).

In 2019, we also made available to Mr. Saylor, as CEO, perquisites that were not generally available to other executive officers:

•

We permitted Mr. Saylor to use the services of one or more drivers for his personal use. We have established a policy that the aggregate compensation to Mr. Saylor and any other director or employee of the Company as a result of personal use of such car services, excluding any associated tax gross-up payments, may not exceed $100,000 in any fiscal year.

•

We subleased, at no rental cost, periodic use of a standard cubicle at our current headquarters building to Aeromar Management Company, LLC, which is a company wholly owned by Mr. Saylor and through which Mr. Saylor conducts personal business activities.

MICROSTRATEGY | 2020 Proxy Statement	23

•

We paid for various costs related to a CEO security program pursuant to which security services are provided to Mr. Saylor, provided that the total cost to the Company of such program, together with any associated tax gross-up payments to Mr. Saylor, does not exceed $950,000 in any given calendar year (the “CEO Security Program Cap”).

•

We permitted Mr. Saylor to make personal use of the Company’s in-house catering resources (such use, other than for Company Meals, “Non-Business Catering Use”). We have established a policy that the compensation imputed to Mr. Saylor as a result of Non-Business Catering Use, excluding any associated tax gross-up payments, may not exceed $25,000 in any fiscal year.

•

We may hold, host, or otherwise arrange events, outings, or other similar entertainment functions at which Mr. Saylor is permitted to entertain personal guests. We have established a policy that the aggregate incremental cost to us of such entertainment activities (to the extent that they are not Corporate Development Programs) attributable to Mr. Saylor, including any associated tax gross-up payments, may not exceed $75,000 in any fiscal year (the “Entertainment Events Cap”).

To the extent that any of the arrangements described above result in compensation to an executive officer, the Company pays to (or withholds and pays to the appropriate taxing authority on behalf of) such executive officer a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by the Company with respect to the imputed compensation, subject to the Entertainment Events Cap and CEO Security Program Cap, as applicable.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the CEO and may adjust, add, or eliminate certain perquisites or benefits. Similarly, the Compensation Committee and CEO periodically review the levels of perquisites and other personal benefits provided to the other executive officers and may adjust, add, or eliminate certain perquisites or benefits.

Change-in-control Agreement

The options to purchase shares of our Class A Stock granted under the 2013 Equity Plan to our executive officers provide or provided, as applicable, for vesting in full (i) upon the occurrence of a change in control event or (ii) upon the termination without cause or resignation for good reason of the applicable executive officer within 12 months following a change in control event, in each case as described above in the “—Elements Used to Achieve 2019 Compensation Objectives—MicroStrategy Stock Options” section. For details on potential payments upon a change in control, please see “Executive and Director Compensation—Executive Officer Compensation—Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.

Carl J. Rickertsen
Jarrod M. Patten
Leslie J. Rechan

24	MICROSTRATEGY | 2020 Proxy Statement

Executive Officer Compensation

The compensation information set forth below relates to compensation paid by us to our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers who were serving as executive officers as of December 31, 2019. In this section, we refer to all of these individuals as our “named executive officers” or our “executive officers.”

Summary Compensation Table

The table below sets forth certain information concerning the compensation of the executive officers for the fiscal years ended December 31, 2019, December 31, 2018, and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)		Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)		Total ($)
Michael J. Saylor Chairman of the Board, President & Chief Executive Officer	2019	1	—		—		—	1,070,231	(9)	1,070,232
	2018	1	—		—		—	1,213,195		1,213,196
	2017	1	—		—		—	655,644		655,645
Phong Q. Le(2) Senior Executive Vice President & Chief Operating Officer	2019	667,250	650,000	(4)	5,435,000	(8)	—	58,500	(10)	6,810,750
	2018	637,500	450,000	(4)	4,189,600	(8)	—	20,369		5,297,469
	2017	575,000	600,000	(4)	3,092,400	(8)	—	7,872		4,275,272
Timothy E. Lang Senior Executive Vice President & Chief Technology Officer	2019	487,750	500,000	(5)	1,087,000	(8)	—	15,687	(11)	2,090,437
	2018	468,750	405,000	(5)	2,094,800	(8)	—	30,717		2,999,267
	2017	437,500	500,000	(5)	2,319,300	(8)	—	3,121		3,259,921
Lisa Mayr(3) Senior Executive Vice President, Chief Financial Officer & Treasurer	2019	89,583	200,000	(6)	3,375,000	(8)	—	20	(12)	3,664,603

W. Ming Shao Senior Executive Vice President, General Counsel & Secretary	2019	523,500	450,000	(7)	1,087,000	(8)	—	15,181	(13)	2,075,681
	2018	505,000	378,000	(7)	1,309,250	(8)	—	15,760		2,208,010
	2017	485,000	420,000	(7)	—		—	13,456		918,456

(1)

All Other Compensation includes the value of perquisites and other personal benefits, employer 401(k) Plan Match, and group term Life Insurance for the executive officer, as well as tax gross-ups paid to him or her for the fiscal year, but does not include perquisites and other personal benefits for the executive officer if the total value of all perquisites and other personal benefits for such executive officer in a given fiscal year was less than $10,000.

For purposes of the amounts reported in this column for 2019:

•	“401(k) Plan Match” refers to matching payments of up to $3,000 annually made by the Company under the Company’s 401(k) plan, which is a benefit available to most Company employees;

•	“CEO Security Program” refers to the expenses related to the CEO security program pursuant to which the Company pays for various costs related to the provision of security to Mr. Saylor;

•

“Company Aircraft” refers to the Bombardier Global Express XRS aircraft owned by the Company, as well as such other aircraft that (i) we may, from time to time, lease or charter, including, without limitation, any aircraft subject to a fractional interest program in which we may participate by leasing a fractional interest and (ii) has been designated by the Company to be “Company Aircraft” under our aircraft use policy;

•	“Company Meals” refer to meals prepared, from time to time, by the Company’s in-house catering department offered to Company personnel, including the executive officers;

•

“Corporate Development Programs” refer to tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that the Company may acquire;

•	“Life Insurance” refers to premiums paid by the Company with respect to a group term life insurance plan, which is a benefit available to most Company employees;

•	“President’s Club” refers to an annual trip and related events for sales and service personnel who have met specified performance criteria;

•	“Sublease” refers to the sublease of office space by the Company to Aeromar Management Company, LLC, which is wholly owned by Mr. Saylor; and

•

“Supplemental Disability Insurance” refers to premiums paid by the Company with respect to individual disability insurance policies provided to certain Company personnel, including eligible executive officers, as a supplement to the group disability insurance that is available to most Company employees.

MICROSTRATEGY | 2020 Proxy Statement	25

See “Executive and Director Compensation—Compensation Discussion and Analysis” for further discussion of the benefits referred to in this footnote.

With respect to each item of All Other Compensation, we report the aggregate incremental cost to the Company. We generally calculate aggregate incremental cost to the Company by disregarding fixed costs that the Company has already incurred as a general matter but are necessary to provide the item and aggregating only the variable costs that the Company incurs as a result of providing the item to the executive officer. We calculate aggregate incremental cost to the Company for the following perquisites that represented the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a particular executive officer as indicated below:

•

With respect to the Company Aircraft, we have determined that there is no aggregate incremental cost to the Company when personal guests of executive officers accompany executive officers on business flights. When the purpose of the flight is personal in nature, we determine the aggregate incremental cost of providing the Company Aircraft for personal use by aggregating variable costs associated with the particular flight such as fuel costs, crew travel expenses, casual and temporary labor costs, aviation staff expenses, aircraft trip planning fees, handler and landing fees, and catering costs.

•

With respect to the CEO Security Program, we have determined that the aggregate incremental cost to the Company of providing this benefit is calculated by prorating the aggregated costs associated with the operation of the CEO Security Program by the percentage of time spent by the security specialists on matters that are personal in nature. Costs associated with the operation of the CEO Security Program include compensation and fees for the security specialists, travel, parking, lodging, and meal expenses associated with the provision of security services, consulting and advisory fees, rent and related office expenses, and other business costs.

(2)	During 2019, Mr. Le served as the Company’s Chief Financial Officer until Ms. Mayr joined the Company in November 2019.
(3)	Ms. Mayr joined the Company in November 2019.
(4)	Amount shown represents a discretionary cash bonus awarded to Mr. Le for the respective fiscal year.
(5)	Amount shown represents a discretionary cash bonus awarded to Mr. Lang for the respective fiscal year.
(6)

Of the amount shown, $100,000 represents a one-time reporting bonus awarded to Ms. Mayr in connection with the commencement of her employment with the Company in November and $100,000 represents a discretionary cash bonus awarded to Ms. Mayr with respect to 2019. Ms. Mayr’s cash bonus target for 2019 was established taking into consideration the time Ms. Mayr was employed by the Company in 2019.

(7)	Amount shown represents a discretionary cash bonus awarded to Mr. Shao for the respective fiscal year.
(8)

Represents the grant date fair value of an option to purchase shares of our Class A Stock granted under the 2013 Equity Plan, calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Notes 11, 9, and 10 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the years ended December 31, 2017, December 31, 2018, and December 31, 2019, respectively, for the assumptions made in determining grant date fair value for the option. This amount reflects the grant date fair value for the option and is not intended to represent the value, if any, that has been or will be actually realized by the individual.

(9)

Amount shown consists of (i) $490,809 in connection with personal use of the Company Aircraft, (ii) $393,830 in connection with the CEO Security Program, (iii) $167,314 in tax gross-ups paid to Mr. Saylor for 2019, and (iv) amounts in connection with the Sublease, personal use of Corporate Development Programs, Supplemental Disability Insurance, and Company Meals.

(10)

Amount shown consists of (i) $34,958 in connection with personal use of the Company Aircraft, (ii) $5,000 in connection with 401(k) Plan Match, (iii) $120 in connection with Life Insurance, (iv) $11,032 in tax gross-ups paid to Mr. Le for 2019, and (iv) amounts in connection with personal use of President’s Club and Company Meals.

(11)	Amount shown consists of (i) $5,000 in connection with 401(k) Plan Match, (ii) $120 in connection with Life Insurance, and (iii) $10,567 in tax gross-ups paid to Mr. Lang for 2019.
(12)	Amount shown consists of $20 in connection with Life Insurance.
(13)

Amount shown consists of (i) $5,000 in connection with 401(k) Plan Match, (ii) $120 in connection with Life Insurance, and (iii) amounts in connection with personal use of Supplemental Disability Insurance and Company Meals.

Grants of Plan-based Awards for 2019

The following table sets forth certain information concerning grants of plan-based awards to the executive officers for the fiscal year ended December 31, 2019:

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards			All Other Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael J. Saylor	—	—	—	—	—	—	—
Phong Q. Le	—	—	—	—	100,000	151.60	5,435,000
Timothy E. Lang	—	—	—	—	20,000	151.60	1,087,000
Lisa Mayr	—	—	—	—	60,000	155.78	3,375,000
W. Ming Shao	—	—	—	—	20,000	151.60	1,087,000

(1)

Amounts shown relate to options to purchase shares of our Class A Stock granted under the 2013 Equity Plan. Each option (i) is not intended to qualify as an incentive stock option, (ii) expires on the tenth anniversary of the date of grant, (iii) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the date of grant and vests as to an additional 25% on each anniversary thereafter

26	MICROSTRATEGY | 2020 Proxy Statement

until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (iv) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (v) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan.
(2)	Each option has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the date of grant.
(3)

Amounts calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” See Note 10 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2019 for the assumptions made in determining grant date fair values. These amounts reflect the grant date fair values for these options and are not intended to represent the value, if any, that has been or will be actually realized by the individual.

Outstanding Equity Awards at 2019 Fiscal Year-end

The following table sets forth information concerning unexercised options outstanding as of December 31, 2019 for each of the executive officers. All option awards were with respect to our Class A Stock and were granted under the 2013 Equity Plan.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price per Share ($)	Option Expiration Date
Michael J. Saylor	400,000	—	121.43	4/30/2024
Phong Q. Le	40,000	—	201.25	9/8/2025
	20,000	20,000	189.16	3/8/2027
	20,000	60,000	131.53	2/8/2028
	—	100,000	151.60	11/22/2029
Timothy E. Lang	50,000	—	165.01	2/2/2025
	15,000	15,000	189.16	3/8/2027
	10,000	30,000	131.53	2/8/2028
	—	20,000	151.60	11/22/2029
Lisa Mayr	—	60,000	155.78	11/7/2029
W. Ming Shao	12,600	—	119.02	5/4/2024
	10,000	—	165.01	2/2/2025
	6,250	18,750	131.53	2/8/2028
	—	20,000	151.60	11/22/2029

(1)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the date of grant, (iii) expires on the tenth anniversary of the date of grant, (iv) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the date of grant and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (v) provides for vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan.

Option Exercises in 2019

None of the named executive officers exercised their stock options during the fiscal year ended December 31, 2019.

Potential Payments Upon Termination or Change in Control

The options to purchase shares of our Class A Stock granted under the 2013 Equity Plan to the executive officers outstanding as of December 31, 2019 provide for vesting in full in connection with a change in control event if the executive officer is terminated without “cause” by the Company or resigns for “good reason,” in each case as defined in the applicable option agreement, within twelve (12) months following the change of control event or if the acquiring company

MICROSTRATEGY | 2020 Proxy Statement	27

does not assume the options or substitute equivalent awards. If such a change in control event had occurred on December 31, 2019 and the specified conditions as set forth in the applicable option agreement were satisfied:

•	no portion of the option held by Mr. Saylor would have been subject to accelerated vesting because the option was already fully vested as of December 31, 2019;

•

the vesting of the options held by Mr. Le would have been accelerated with respect to (i) 20,000 shares granted in 2017, (ii) 60,000 shares granted in 2018, representing a benefit of $666,000, based on the difference between $131.53, the exercise price per share of the option, and $142.63, the closing price of our Class A Stock on Nasdaq on December 31, 2019, and (iii) 100,000 shares granted in 2019; because the exercise prices of Mr. Le’s options granted in 2017 and 2019, $189.16 and $151.60, respectively, are each higher than the closing price of our Class A Stock on Nasdaq on December 31, 2019, Mr. Le would not have received any benefit from the acceleration of those options;

•

the vesting of the options held by Mr. Lang would have been accelerated with respect to (i) 15,000 shares granted in 2017, (ii) 30,000 shares granted in 2018, representing a benefit of $333,000, based on the difference between $131.53, the exercise price per share of the option, and $142.63, the closing price of our Class A Stock on Nasdaq on December 31, 2019, and (iii) 20,000 shares granted in 2019; because the exercise prices of Mr. Lang’s options granted in 2017 and 2019, $189.16 and $151.60, respectively, are each higher than the closing price of our Class A Stock on Nasdaq on December 31, 2019, Mr. Lang would not have received any benefit from the acceleration of those options;

•

the vesting of the option held by Ms. Mayr would have been accelerated with respect to 60,000 shares granted in 2019; however, because the exercise price of Ms. Mayr’s option, $155.78, is higher than the closing price of our Class A Stock on Nasdaq on December 31, 2019, Ms. Mayr would not have received any benefit from the acceleration of those options; and

•

the vesting of the options held by Mr. Shao would have been accelerated with respect to (i) 18,750 shares granted in 2018, representing a benefit of $208,125, based on the difference between $131.53, the exercise price per share of the option, and $142.63, the closing price of our Class A Stock on Nasdaq on December 31, 2019 and (ii) 20,000 shares granted in 2019; because the exercise price of Mr. Shao’s options granted in 2019, $151.60, is higher than the closing price of our Class A Stock on Nasdaq on December 31, 2019, Mr. Shao would not have received any benefit from the acceleration of those options.

28	MICROSTRATEGY | 2020 Proxy Statement

Director Compensation

Each non-employee or “outside” director receives a fee of $37,500 for each quarterly meeting of the Board that the outside director attends in person. An outside director may be paid this fee for attending a quarterly Board meeting via telephonic conference call if the outside director has good reason for the outside director’s failure to attend such meeting in person as determined by the Chairman of the Board, but such payment is limited to one occurrence in any given fiscal year. Each outside director who is a member of the Audit Committee also receives a fee of $10,000 (or $12,500 in the case of the Chair of the Audit Committee) for each quarterly meeting of such committee that the outside director attends in person. Each outside director who is a member of the Compensation Committee also receives a fee of $5,000 (or $7,500 in the case of the Chair of the Compensation Committee), which is paid quarterly; provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must have served on the Compensation Committee on the last day of such fiscal quarter. Each outside director may also receive up to an additional $12,000 of fees in the aggregate in any fiscal quarter for additional services delegated by the Board to such outside director in the outside director’s capacity as a member of the Audit Committee, the Compensation Committee, the Board, or any other committee of the Board; provided that any such fee paid with respect to a particular service must be approved by the Board following the completion of such service by the outside director. Additionally, since May 2015, each outside director receives on May 31 of each year an automatic annual stock option award to purchase 5,000 shares of our Class A Stock in accordance with the terms of the 2013 Equity Plan.

From time to time, the Board may hold meetings and other related activities in various locations for which the Company pays for the expenses of outside directors and their guests (“Meeting Activities”). In addition, we may hold, host, or otherwise arrange parties, outings, or other similar entertainment events for which the Company pays for the expenses of outside directors and their guests (“Entertainment Events”). We may also request that outside directors participate in conferences, symposia, and other similar events or activities relating to our business for which the Company pays the expenses of outside directors and their guests (“Company-sponsored Activities” and collectively with Meeting Activities and Entertainment Events, “MicroStrategy Activities”). Any employee director is also eligible to participate in MicroStrategy Activities.

We are also authorized to make available, from time to time, for personal use by outside directors, our executive officers, and other employees of the Company and its subsidiaries: tickets to sporting, charity, dining, entertainment, or similar events, as well as use of corporate suites, club memberships, or similar facilities that we may acquire; Company-owned vehicles and related driving services; the services of one or more drivers for vehicles other than Company-owned vehicles; and Company Aircraft which includes the Company’s Bombardier Global Express XRS aircraft, as well as such other aircraft (i) that we may, from time to time, lease or charter, including, without limitation, any aircraft subject to a fractional interest program in which we may participate by leasing a fractional interest and (ii) that has been designated by the Company to be “Company Aircraft” under our aircraft use policy. Outside directors may make personal use of Company Aircraft; provided that (a) all outside directors are invited by the Company to travel on the applicable flight and (b) such personal use is in connection with the outside director’s participation in one or more (1) Meeting Activities, (2) Entertainment Events to which all outside directors have been invited, or (3) Company-sponsored Activities. In addition, outside directors may make personal use of Company Aircraft on a “ride-along” basis. We also make available to outside directors certain medical, dental, and vision insurance plan benefits that we offer to our U.S. employees.

To the extent that any of the arrangements described above, other than fee compensation, result in imputed compensation to an outside director, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such outside director a tax gross-up in cash approximating his (i) federal and state income and payroll taxes on the taxable income associated with such arrangements, plus (ii) federal and state income and payroll taxes on the taxes that the outside director may incur as a result of the payment of taxes by us with respect to the imputed compensation, subject to the aggregate amount limitations described above in “Executive and Director Compensation—Compensation Discussion and Analysis,” if applicable.

MICROSTRATEGY | 2020 Proxy Statement	29

The following table sets forth information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2019. For more information regarding the compensation of our employee director, Mr. Saylor, please see “Executive and Director Compensation—Executive Officer Compensation” above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Stephen X. Graham	200,000	242,250	3,560	445,810
Jarrod M. Patten	210,000	242,250	—	452,250
Leslie J. Rechan	170,000	242,250	—	412,250
Carl J. Rickertsen	220,000	242,250	7,801	470,051

(1)

Represents the grant date fair value of an option to purchase shares of our Class A Stock awarded to each non-employee director on May 31, 2019, constituting the automatic annual grant awarded to each non-employee director pursuant to the 2013 Equity Plan, and calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.” See Note 10 “Share-based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2019 for the assumptions made in determining grant date fair value for these options. The amounts reflect the grant date fair value for these options and are not intended to represent the value, if any, that has been or will be actually realized by the individual. As of December 31, 2019, our non-employee directors held the following shares of our Class A Stock and the following number of outstanding options to purchase shares of our Class A Stock:

Name	Shares of Class A Stock		Outstanding Options(a)
Stephen X. Graham	200		50,000
Jarrod M. Patten	—		56,683
Leslie J. Rechan	1,900	(b)	25,000
Carl J. Rickertsen	3,000		60,000

(a)

Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to the closing sale price of our Class A Stock as quoted on Nasdaq on the date of grant, (iii) expires on the tenth anniversary of the date of grant, (iv) vested or will vest as to 25% of the original number of shares subject to the stock option on the first anniversary of the date of grant and vests as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the 2013 Equity Plan or the applicable option agreement, (v) provides for automatic vesting in full in connection with a change in control event under specified conditions as set forth in the applicable option agreement, and (vi) is otherwise subject to such other terms and conditions as are set forth in the applicable option agreement and the 2013 Equity Plan.

(b)	Shares owned by the Rechan Family Investment Group Inc., of which Mr. Rechan’s spouse is president and sole shareholder.

(2)

All Other Compensation includes the value of perquisites and other personal benefits for the director, as well as tax gross-ups paid to the applicable director for the fiscal year, but does not include perquisites and other personal benefits for the director if the total value of all perquisites and other personal benefits for such director in a given fiscal year was less than $10,000. For the fiscal year ended December 31, 2019, the total value of all perquisites and other personal benefits, if any, for each of our non-employee directors was less than $10,000 and accordingly, the figures shown in this column represent only tax gross-ups paid to the applicable director for the fiscal year.

30	MICROSTRATEGY | 2020 Proxy Statement

Equity Compensation Plan Information

The following table provides information about our Class A Stock authorized for issuance under our equity compensation plan as of December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted average exercise price of outstanding options, warrants, and rights ($/Sh)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders	1,634,358	$141.60	360,625
Equity compensation plans not approved by stockholders	—	—	—
Total	1,634,358	$141.60	360,625

CEO Pay Ratio

Pursuant to applicable SEC rules, set forth below is the ratio of the total annual compensation of our CEO to the median of the total annual compensation of our employees (excluding our CEO) for 2019. The ratio below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We selected the median employee from the group of 2,395 U.S. and non-U.S., full-time, part-time, temporary, and seasonal workers who were employed as of December 31, 2019 (the “Employee Pool”). The Employee Pool did not include the CEO or third-party consultants and contractors. In identifying our median employee, we calculated the total annual compensation of each employee for the year ended December 31, 2019 using internal payroll and human resources records. Compensation calculated in foreign currency was converted into U.S. dollars using fixed foreign exchange rates set by our finance department.

As disclosed in the Summary Compensation Table on page 25, the total compensation for our CEO in 2019, as determined under Item 402 of Regulation S-K, was $1,070,232. The total compensation for our median employee in 2019, as determined under Item 402 of Regulation S-K, was $91,653. Based on the foregoing, we estimate the ratio of our CEO’s total annual compensation to our median employee’s total annual compensation for 2019 to be 11.7 to 1. Given the different methodologies that companies use in estimating their pay ratios, our estimated pay ratio set forth above should not be used as a basis for comparing companies.

MICROSTRATEGY | 2020 Proxy Statement	31

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2019 and discussed them with management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).

The Audit Committee has received from and discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated.

Stephen X. Graham
Jarrod M. Patten
Carl J. Rickertsen

32	MICROSTRATEGY | 2020 Proxy Statement

PROPOSAL 2—APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement, which disclosure includes the “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Executive Officer Compensation” sections of this proxy statement as they relate to our named executive officers, pursuant to rules promulgated by the SEC.

This Proposal 2, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation program. We currently hold our say-on-pay vote every three (3) years, and we expect the next say-on-pay vote will occur in 2023.

As described in detail above in the “Executive and Director Compensation—Compensation Discussion and Analysis” section, our executive compensation program is designed to reward, motivate, and provide incentives for exceptional individual performance and effective leadership by our executive officers, to reward executive officers for superior financial and operating results of the Company, and to align our executive officers’ interests with those of our stockholders. It is also designed to attract and retain executive officers. Please read the “Executive and Director Compensation—Compensation Discussion and Analysis” and “Executive and Director Compensation—Executive Officer Compensation” sections for additional details about our executive compensation program, including information about the compensation of our named executive officers with respect to the fiscal year ended December 31, 2019.

The Board recommends that you vote “FOR” the following resolution at the Annual Meeting:

RESOLVED: That the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion, is hereby approved.

Since a vote on this Proposal 2 is an advisory vote, the outcome of this vote is not binding. However, our Compensation Committee and CEO, who are responsible for designing and administering our executive compensation program, value the opinions of our stockholders and will consider the outcome of the vote on this Proposal 2 when making future compensation decisions for our named executive officers.

The Board Recommends a Vote “FOR” the Approval, on an Advisory, Non-binding Basis, of the Compensation of Our Named Executive Officers as Disclosed in this Proxy Statement.	✔

MICROSTRATEGY | 2020 Proxy Statement	33

PROPOSAL 3—RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee has selected, and the Board has ratified the Audit Committee’s selection of, KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Although stockholder approval of the selection of KPMG is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this Proposal 3 is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of KPMG.

Representatives of KPMG are expected to attend the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board Recommends a Vote “FOR” the Ratification of the Selection of KPMG.	✔

34	MICROSTRATEGY | 2020 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees and Services

Aggregate fees for professional services rendered by KPMG to us for work performed during and related to the fiscal years ended December 31, 2019 and 2018 are summarized in the table below.

	Year Ended December 31,
Fee Category	2019 ($)	2018 ($)
Audit Fees	2,065,474	2,218,737
Audit-related Fees	4,500	—
Tax Fees	—	—
All Other Fees	—	5,937
Total Fees	2,069,974	2,224,674

Audit Fees. This category includes fees for professional services rendered for the audits of our consolidated financial statements and statutory and subsidiary audits, services related to Sarbanes-Oxley Act compliance, and assistance with review of documents filed with the SEC.

Audit-related Fees. This category includes fees for assurance and related services in connection with employee benefit plan audits.

Tax Fees. This category includes fees for professional services rendered for tax reviews.

All Other Fees. This category includes fees for professional services rendered in connection with non-audit services provided to certain of the Company’s subsidiaries.

Audit Committee Pre-approval Policies and Procedures

During the fiscal years ended December 31, 2019 and 2018, the Audit Committee pre-approved all services (audit and non-audit) provided to MicroStrategy by our independent registered public accounting firm. In situations where a matter cannot wait until a full Audit Committee meeting, the Chair of the Audit Committee has authority to consider and, if appropriate, approve audit and non-audit services. Any decision by the Chair of the Audit Committee to pre-approve services must be presented to the full Audit Committee at its next scheduled quarterly meeting. The Audit Committee requires us to make required disclosure in our SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent registered public accounting firm and the fees paid by us for such services. All fees related to services performed by KPMG during the fiscal years ended December 31, 2019 and 2018, respectively, were approved by the Audit Committee.

MICROSTRATEGY | 2020 Proxy Statement	35

OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment on such matters.

By Order of the Board of Directors,

W. Ming Shao
Senior Executive Vice President, General Counsel and Secretary

April 16, 2020

The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, to help ensure representation of your shares at the Annual Meeting, you are urged to submit your voting instructions over the telephone or on the Internet or, if you received a printed copy of the proxy materials, by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting voting instructions or a proxy card will not prevent you from attending the Annual Meeting and voting online during the Annual Meeting.

36	MICROSTRATEGY | 2020 Proxy Statement

1850 Towers Crescent Plaza | Tysons Corner, VA 22182 | Copyright ©2020. All Rights Reserved.
microstrategy.com

VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 26, 2020. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MICROSTRATEGY INCORPORATED ATTN: GENERAL COUNSEL During the Meeting—Go to www.virtualshareholdermeeting.com/MSTR2020 1850 TOWERS CRESCENT PLAZA TYSONS CORNER, VA 22182 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 26, 2020. Have your Proxy Card in hand when you call and then follow the instructions VOTE BY MAIL Please fill in, date, and sign your Proxy Card and return it in the postage-paid envelope we have provided as soon as possible or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D05948-P34758 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MICROSTRATEGY INCORPORATED Withhold To withhold authority to vote for any individual nominee(s), For All Authority For All mark “For All Except” and write the number(s) of the nominee(s) The Board of Directors recommends you vote FOR Nominees For All Except for whom you wish to withhold authority on the line below. each of the following nominees: Nominees 1. To elect the following five (5) directors for the next year. Nominees: 01) Michael J. Saylor 02) Stephen X. Graham 03) Jarrod M. Patten 04) Leslie J. Rechan 05) Carl J. Rickertsen The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory, non-binding basis, the compensation of MicroStrategy Incorporated’s named executive officers as disclosed in the Proxy Statement. 3. To ratify the selection of KPMG LLP as MicroStrategy Incorporated’s independent registered public accounting firm for the fiscal year ending December 31, 2020. To change the address on your account, please check the box at the right and indicate your new address in the address space on the back of this Proxy Card. Please note that changes to the registered name(s) on the account may not be submitted via this method. Please sign exactly as your name or names appear(s) on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Notice of Internet Availability of Proxy Materials: The Annual Report and Notice of Meeting & Proxy Statement are available at www.proxyvote.com. D05949-P34758 MICROSTRATEGY INCORPORATED Proxy for the Annual Meeting of Stockholders to be held on Wednesday, May 27, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor and W. Ming Shao, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held exclusively via live webcast at www.virtualshareholdermeeting.com/MSTR2020, on Wednesday, May 27, 2020 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof (the “Meeting”). In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting. This proxy, when properly delivered, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” Proposals 1, 2, and 3. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated Proxy Card to the Secretary of the Company or by voting electronically during the Meeting. Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side